UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2015

INVENTRUST PROPERTIES CORP.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2809 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(855) 377-0510

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

InvenTrust Properties Corp. Announces Tax Basis of Xenia Hotels & Resorts, Inc. Distribution

As previously disclosed on February 9, 2015, InvenTrust Properties Corp. (“InvenTrust”, and formerly known as Inland American Real Estate Trust, Inc.) completed the spin-off of Xenia Hotels & Resorts, Inc. (“Xenia”) (NYSE: XHR) through the pro-rata distribution by InvenTrust of 95% of the outstanding common stock of Xenia to holders of record of InvenTrust’s common stock as of the close of business on January 20, 2015, the spin-off record date. Each holder of record of InvenTrust’s common stock received one share of Xenia’s common stock for every eight shares of InvenTrust’s common stock. In lieu of fractional shares, stockholders of InvenTrust received cash. If you were not a holder of InvenTrust common stock as of the record date for the spin-off, the following information will not be applicable to you.

Tax Basis of Distributed Xenia Common Stock

For U.S. federal income tax purposes, InvenTrust intends to report the fair market value of the distribution at $22.07 per share of Xenia common stock distributed. Accordingly, every stockholder of InvenTrust who received a share of Xenia will have a tax cost basis of $22.07 per share of Xenia. The fair market value of Xenia common stock per share of InvenTrust was approximately $2.76 as of the distribution date.

Estimated Tax Impact of Distribution on InvenTrust Stockholders

For U.S. federal income tax purposes, InvenTrust’s distributions of cash and property, including the distributed Xenia shares, are treated as taxable dividends to the extent of InvenTrust’s earnings and profits (“E&P”). The distribution of Xenia’s shares created E&P for 2015 equal to approximately $0.81 per share of InvenTrust common stock. This estimate assumes that Xenia will elect to make a “section 336(e) election” with respect to the distribution, which will provide Xenia with a high tax basis in its assets and will result in InvenTrust recognizing additional E&P. No assurance can be given that Xenia will make a section 336(e) election or that the estimate of the amount of E&P created by the distribution will prove accurate, and a stockholder should not place undue reliance on this estimate.

The taxability of the distributed shares of Xenia will be determined in the context of all InvenTrust distributions, which will not be known until early 2016.

InvenTrust’s E&P for 2015 will depend upon all of InvenTrust’s activities in 2015. As a result, the actual amount of InvenTrust’s E&P, the taxable portion of its cash and property distributions, including the distribution of Xenia shares, and the non-taxable return of capital will not be available until early 2016.

Solely for illustration purposes, if the taxability of the distribution of Xenia shares were to be determined on a standalone basis, the treatment would be estimated as follows:

•	The Xenia distribution would be a special distribution of $2.76 per InvenTrust share

•	$0.81 per InvenTrust share held would be taxable dividend income

•	$1.95 per InvenTrust share would be a non-taxable return of capital and would reduce the tax basis of each share of InvenTrust held

Please note that the taxability of the distribution of Xenia shares will not be determined on a stand-alone basis. Regardless of the above discussion, the determination of the taxable and non-taxable portions of the distribution will not be known until early 2016.

Consult Your Tax Advisor

The information in this document represents InvenTrust’s understanding of the U.S. federal income tax laws and regulations and does not constitute tax advice. It does not purport to be complete or to describe the consequences that may apply to particular categories of stockholders. Each stockholder is urged to consult his, her, or its tax advisor as to the specific tax consequences of the distribution to such stockholder, including the effect of any state, local, or non-U.S. tax laws, and of changes in applicable tax laws.

About InvenTrust Properties Corp.

InvenTrust became a self-managed real estate investment trust in 2014; it owns 108 multi-tenant retail properties, comprising 15.5 million square feet of retail space in 24 states. In addition, its student housing business, University House Communities, has 14 properties with 7,989 beds and five additional properties in development. InvenTrust also owns 6.4 million square feet of non-core, office and industrial buildings.

Forward Looking Statements

Forward-Looking Statements in this Item 7.01 disclosure, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representation, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, our ability to execute on our strategy, our ability to return value to our stockholders and the availability of cash flow from operating activities to fund distributions. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see the Risk Factors included in InvenTrust’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this letter. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

The information in this Item 7.01 disclosure is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InvenTrust Properties Corp.

Date: July 24, 2015	By:	/s/ Jack Potts
	Name:	Jack Potts
	Title	Executive Vice President – Chief Financial Officer and Treasurer